2850 Gazelle Ct Carlsbad, CA 92010

Exhibit 10.3

Certain portions of this exhibit, marked by [***], have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

CONFIDENTIAL

June 29, 2023

AstraZeneca AB
SE-431 83 Mölndal
Gothenburg, Sweden
Attention: Kajsa Lundqvist

Re:	Collaboration and License Agreement dated December 6, 2021, by and between Akcea Therapeutics, Inc. (“Akcea”) and AstraZeneca AB (“AstraZeneca”)

Dear Kajsa:

This letter (“Letter Agreement”) is in reference to the Collaboration and License Agreement dated December 6, 2021, as amended and supplemented to date (the “Agreement"), for the co-development, manufacture, and co-commercialization of eplontersen. All capitalized terms used but not otherwise defined herein will have the meaning set forth in the Agreement.

Akcea hereby notifies AstraZeneca that pursuant to Sections 7.1 and 7.2 of the PTC Agreement, Akcea and its Affiliates have the right, as of [***], to grant an exclusive license under the Licensed Technology to AstraZeneca to Exploit the Licensed Compounds and the Licensed Products in the PTC Territory. Subject to the terms and conditions of the Agreement and this Letter Agreement and effective as of the date of the last signature hereto (the “PTC Territory License Date”), Akcea hereby grants to AstraZeneca, and AstraZeneca accepts, an exclusive (even as to Akcea and its Affiliates), royalty-bearing, non-transferable (except in accordance with Section 17.3), sublicensable (through multiple tiers, but subject to Section 8.3) license under the Licensed Technology to Exploit the Licensed Compounds and the Licensed Products in the Field in the PTC Territory.

In partial consideration for the rights and licenses granted to AstraZeneca hereunder with respect to the PTC Territory, within 30 days after receipt of an invoice from Akcea, AstraZeneca will pay Akcea a one-time upfront fee of $20,000,000.

In partial consideration for the rights and licenses granted to AstraZeneca hereunder, and subject to the terms of the Agreement and this Letter Agreement, in accordance with Section 11.4 of the Agreement, AstraZeneca will pay Akcea the one-time milestone payments, as set forth in Table 1 below, when a Development or regulatory milestone event listed in Table 1 is first achieved by or on behalf of AstraZeneca or its Affiliates or its or their Sublicensees during the Term:

Table 1

No.	Milestone Event	Milestone Payment

1.	[***]	$[***]

2.	[***]	$[***]

AstraZeneca shall be entitled to credit any Eligible Development Expenses that have been, or will in the future be, allocated to AstraZeneca for the Development of the Licensed Product, in accordance with Section 2.4.1 of the Agreement, against the milestone payments in Table 1 above, to the extent any such milestone payment becomes due. [***].

In addition, in further consideration for the rights and licenses granted to AstraZeneca hereunder, during the Royalty Term, subject to the terms of the Agreement and this Letter Agreement, AstraZeneca will pay to Akcea royalties at the royalty rates set forth below on the aggregate Net Sales resulting from the sale of each Licensed Product in the ROW Territory, which will now include the PTC Territory, as set forth in Table 2 below:

Table 2

Royalty Tier	ROW Net Sales of Licensed Products in a Calendar Year	ROW Royalty Rate

1.	For the portion of ROW Net Sales of a Licensed Product in a Calendar Year less than $[***]	[***]%

2.	For the portion of ROW Net Sales of a Licensed Product in a Calendar Year greater than or equal to $[***] but less than $[***]	[***]%

3.	For the portion of ROW Net Sales of a Licensed Product in a Calendar Year greater than or equal to $[***] but less than $[***]	[***]%

4.	For the portion of ROW Net Sales of a Licensed Product in a Calendar Year greater than or equal to $[***] but less than $[***]	[***]%

5.	For the portion of ROW Net Sales of a Licensed Product in a Calendar Year greater than or equal to $[***]	[***]%

ROW Net Sales in a Calendar Year will be calculated by [***] during the Royalty Term.  Each ROW Royalty Rate set forth above in Table 2 shall apply only to that portion of the Net Sales of all Licensed Products in the ROW Territory during a given Calendar Year that falls within the indicated royalty tier.  No ROW Royalties are due on Net Sales of Licensed Products arising from named patient, compassionate use and other programs providing for the delivery of Licensed Product at no cost.  The sales of Licensed Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Royalty Term.  ROW Royalties will be payable on a Licensed Product-by-Licensed Product and country-by-country basis during the Royalty Term for such Licensed Product in such country until the expiration of the Royalty Term for such Licensed Product in such country.  [***].  AstraZeneca will provide reports and payments to Akcea consistent with Section 11.7.

The terms of Section 17.14 (Headings; Construction; Interpretation) of the Agreement will govern the terms of this Letter Agreement.  Except as otherwise expressly set forth herein, the provisions of the Agreement will remain in full force and effect and each Party reserves its rights thereunder.  In the event of any express conflict or inconsistency between any of this Letter Agreement and the Agreement, the terms of this Letter Agreement will apply.

This Letter Agreement may be executed in counterparts, each of which will be deemed an original notwithstanding variations in format or file designation that may result from electronic transmission, storage and printing of copies of this Letter Agreement from separate computers or printers.  Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

If the terms of this Letter Agreement are acceptable, please so indicate by executing a copy of this Letter Agreement by a duly authorized representative and returning it to Akcea.

Sincerely,

/s/ Brett Monia

Brett Monia
President
Akcea Therapeutics, Inc.

AGREED TO AND CONFIRMED BY ASTRAZENECA AB (publ):

By:	/s/ Kajsa Lundqvist
Name:	Kajsa Lundqvist
Title:	Head of Business Planning and Operations
Date:	June 30, 2023